[TEREX LOGO]

                     NEWS RELEASE NEWS RELEASE NEWS RELEASE

For information contact: Tom Gelston, Director - Investor Relations (203)
222-5943

             TEREX UPDATES FULL YEAR 2004 PERFORMANCE, 2005 OUTLOOK
                         AND STATUS OF ACCOUNTING REVIEW

     o    Record revenues in 2004 of approximately $5 billion
     o    Full-year 2004 earnings to meet or exceed prior guidance
     o    Net debt at December 31, 2004 decreased to approximately $772 million
     o Updates status of accounting review; announces restatement of financial results for 2000
     o Conference call to be held to discuss this release on Friday, March 4 at 9:00 a.m.

     WESTPORT, CT, March 3, 2005 -- Terex Corporation (NYSE: TEX) today confirmed that net income for the full-year 2004 will meet or exceed the previously indicated range of $2.40 to $2.50 per share, excluding special items. Additionally, Terex expects to report 2004 total revenue of approximately $5 billion, an increase of over 28% from net sales of $3.9 billion for 2003. Terex will provide detailed financial results for its full-year 2004 upon the completion of its internal review and independent audit, the timing of which is discussed below.

     Furthermore, third quarter results of operations will exceed the preliminary operating performance results previously released, reflecting the impact of capitalizing a portion of increasing commodity cost variances on inventory value.

     "Overall, 2004 was a very good year for Terex, reflecting generally strengthening end markets, although some of our businesses have yet to recover," commented Ronald M. DeFeo, Terex's Chairman and Chief Executive Officer. "For the first time in Terex's history, we recorded revenue of approximately $5 billion, and we continue to see an operating environment that is poised to produce another year of significant growth as evidenced by our backlog of approximately $989 million at the end of 2004. We have continued to focus on our balance sheet, having reduced net debt by $122 million since the end of 2003 and having achieved a net debt to total capitalization ratio in the mid 40% range at December 31, 2004. Yet we feel we have even more opportunities ahead of us. Simply said, 2004 was a good beginning, and we remain focused and committed to delivering on our stated performance goals of $6 billion in revenue in 2006, 10% operating margin and a 15% working capital to revenue relationship."

     Mr. DeFeo added, "Unfortunately, improvements made in our businesses in 2004 were masked to some degree by challenges we faced throughout the year. Some of these challenges were of our own making, but many were clearly the result of rapidly improving economic conditions, especially in North America." Mr. DeFeo continued, "The continued strong performance in our Aerial Work Platforms segment, combined with a recovery in our Mining, Compact Construction and Tower Cranes businesses, helped to partially offset significant increases in steel and component costs, meaningful currency moves against a weaker U.S. dollar, operational capacity constraint issues, production inefficiencies, and challenging end-markets in some of our other businesses. In addition, other operational issues, such as higher than expected warranty costs on certain products, asset write-downs, and margin slippage on certain truck contracts, weighed on our overall profit margins. On our self-made challenges, namely our intercompany accounting issue, we feel that the Company is taking the proper steps to correct its financial control procedures and practices to ensure the

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integrity of our financial statements. We continue to be positive about the direction Terex is headed and remain committed to making any and all improvements that will deliver sustainable higher returns for our investors."

     Segment revenue and backlog highlights for 2004 include:

     Construction: 2004 revenue grew approximately 30% as compared with 2003, reflecting generally strong year over year performance across all business units, especially the compact equipment line, as well as continued strong performance in the mobile crushing and screening product ranges. Excluding the translation impact of foreign exchange movements, revenue for Construction increased approximately 21% for 2004. Fourth quarter revenue grew approximately 37% as compared with the fourth quarter of 2003. Construction backlog as of December 31, 2004 was approximately $253 million.

     Cranes: 2004 revenue grew approximately 7% as compared with 2003, reflecting a strong global tower crane market, tempered somewhat by continued soft North American demand. Excluding the translation impact of foreign exchange movements, revenue for Cranes was essentially flat for 2004. Fourth quarter revenue grew approximately 23% as compared with the fourth quarter of 2003. Cranes backlog as of December 31, 2004 was approximately $249 million.

     Aerial Work Platforms: Aerial Work Platforms continued their strong 2004 performance, posting a year over year revenue increase of over 42%, continuing to reflect the sharp increase in demand for rental channel products. For the fourth quarter, revenue increased over 59% as compared with the fourth quarter of 2003. Aerial Work Platforms backlog as of December 31, 2004 was approximately $153 million.

     Materials Processing & Mining: Completing a solid year, Materials Processing & Mining experienced a 2004 increase in revenue of over 35% versus the prior year's results, primarily due to the resurgence in end market activity in surface mining, driven by significantly higher commodity costs. For the fourth quarter, revenue grew approximately 51% versus the fourth quarter of 2003. Materials Processing & Mining backlog as of December 31, 2004 was approximately $165 million.

     Roadbuilding, Utility Products and Other: 2004 revenue grew approximately 45% as compared with 2003, reflecting a mix of performances. The concrete mixing trucks and military vehicles product lines both continued strong year over year growth, whereas the utility and roadbuilding businesses remained relatively flat, as those end markets remain at or near the bottom of their demand cycle. For the fourth quarter, revenue grew approximately 22% versus the same quarter of 2003. Roadbuilding, Utility Products and Other backlog as of December 31, 2004 was approximately $185 million.

Capital Structure

     "Net debt (defined as total debt less cash) at the end of the fourth quarter of 2004 decreased to approximately $772 million, down about $122 million from $894 million at the end of 2003," commented Phil Widman, Senior Vice President and Chief Financial Officer. "Gross debt reduction totaled approximately $179 million, exclusive of the currency translation impact on debt. Our net debt is the lowest it has been since the third quarter of 2001, a time when Terex's total revenue was roughly 40% of what it is today. Remember, this debt reduction occurred despite the fact that Terex has completed numerous acquisitions over the past several years, the most significant being the acquisitions in 2002 of the Genie Aerial Work Platforms business and the Demag Mobile Cranes operation.

     "We are pleased with our efforts in managing our balance sheet, especially in light of a rapidly expanding economy with its resulting working capital challenges. We continue to make progress on working capital efficiency, although significant improvement opportunities still exist in many of our businesses,"

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said Mr. Widman. "With our anticipated significant revenue growth for the next few years, we will need to continue our discipline with our investment in working capital."

2005 Outlook

     The following outlook consists of forward-looking information based on Terex's current expectations. Actual results could differ materially from these projections. For further details on this, see the Safe Harbor Statement below.

     "During 2004, Terex experienced a sharp increase in demand for many of its products," said Mr. DeFeo. "However, the leverage we expected to materialize in our margins was substantially offset by the rapidly increasing costs of materials and components, namely steel. We will continue to strive to meaningfully grow revenues; however the number one financial priority throughout Terex in 2005 will be an emphasis on margin improvement."

     "As previously stated in our press release dated February 3, 2005, we expect Terex's total revenue for 2005 to be between $5.4 and $5.6 billion, with earnings per share in the range of $3.40 to $3.60 per share," continued Mr. DeFeo. "Although many of our businesses continue to experience increased demand, the challenges of supplier issues, particularly steel pricing, continue to put pressure on overall increased profitability. However, we are confident that we will see the positive impact of our price increases in the near term, and between increased product prices and better purchasing, we fully expect 2005 to be a more normal year where volume leverage can be turned into margin improvement."

     "We expect total earnings for Terex in 2005 to reflect a significant improvement versus the prior year. Expectations are for first half earnings to be approximately 50%-55% of our full year results, as price increases for our products begin to increasingly offset the cost pressures already being experienced by our businesses. Additionally, our expectations are for first quarter results to be approximately 20%-25% of our first half guidance, reflecting the current cost environment. This annual guidance includes modest improvements in many of our challenged businesses, such as Cranes and Roadbuilding, and improvements in their end-market health may provide even more upside as the year progresses."

     Other key financial information for 2005 guidance includes:

     Assumptions - The effective tax rate is expected to be 35% for 2005 and the average number of shares that will be outstanding for 2005 is estimated at 51.7 million. Depreciation and amortization for the Company is estimated to be in the range of $65 million. Capital expenditures are estimated to be approximately $50 to $60 million, or approximately 1% of revenue.

     Working Capital - In 2004, Terex delivered on its stated objective of improving working capital efficiency, having successfully reduced its working capital as a percentage of net debt to below 20%. Terex will continue to concentrate on the implementation of best practices across its locations, and for 2005, the Company is targeting an 18% working capital investment as a percentage of revenue.

Status of Accounting Review

     In a Current Report on Form 8-K furnished to the Securities and Exchange Commission on January 13, 2005, Terex announced that, in connection with its previously disclosed review of accounting entries related to certain intercompany accounts and other accounting treatments, the management of Terex and the Audit Committee of the Board of Directors of Terex concluded that the

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financial statements of Terex for the years ended December 31, 2001, 2002 and
2003 need to be restated to correct certain errors and, accordingly, such financial statements should no longer be relied upon.

     Based on the results of its internal review to date, management of Terex and the Audit Committee of the Board of Directors of Terex have now concluded that the financial statements of Terex for the year ended December 31, 2000 also need to be restated to correct certain errors and, accordingly, such financial statements should no longer be relied upon.

     While Terex's review activities are still ongoing, significant progress has been made in identifying and correcting the issues giving rise to the intercompany account imbalances. As part of this accounting review, other items were identified that will also be corrected, including goodwill and cumulative translation adjustment. It is still management's opinion that, although adjustments in any one year's financial statements may be material, the cumulative adjustments required to be made to shareholders' equity at December 31, 2003 resulting from all errors identified to date are not expected to be material to total shareholders' equity, as analyzed in accordance with applicable SEC and accounting guidelines. However, until the conclusion of Terex's internal review activities and the completion of procedures by Terex's independent registered public accounting firm, there can be no assurance that there will not be additional errors discovered that may affect the periods indicated above, which may impact management's determination of the effect of the adjustments necessary to correct any misstatements, or which may require Terex to determine that financial statements of Terex for other fiscal years should no longer be relied upon.

     With respect to the timing of Terex's filings with the SEC, Terex is currently working aggressively to complete its internal accounting review and the audit of its financial statements by its independent registered public accounting firm in order to timely file its Annual Report on Form 10-K for the year ended December 31, 2004. However, while Terex has made significant progress and believes that it is nearing conclusion of its internal review and independent audit, there is still a significant amount of work to be completed. Accordingly, there is a substantial likelihood that the prior year adjustments and the current year audit will not be completed in a time frame which will allow Terex to file its Annual Report on Form 10-K for the year ended December 31, 2004 by March 16, 2005.

Conference Call Details

     Terex will be hosting a conference call to review the items discussed in this release on Friday, March 4, 2005. The live call will begin at 9:00 a.m., Eastern Time. Mr. DeFeo will host the call. To access the conference call, please call (877) 726-6603 at least 10 minutes before the call is scheduled to begin.

     To accommodate our audiences in earlier time zones or anyone unable to listen, there will be a replay of the teleconference. The replay will be available shortly after the conclusion of the call and can be accessed until Friday, March 11, 2005 at 6:00 p.m., Eastern Time. To access the replay, please call (800) 642-1687 and enter conference id #4586624.

     International participants should call (706) 634-5517 at least 15 minutes before the start of the conference call. To access the replay, please call (706) 645-9291 and enter conference id #4586624.

     Also, a simultaneous, listen-only mode webcast of this conference call will be available on www.terex.com. Those who wish to listen to the conference call should visit the Investors section of the company's website at least 15 minutes prior to the event's broadcast. Then, follow the instructions provided to assure that the necessary audio applications are downloaded and installed. These programs can be obtained at no charge to the user.

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Safe Harbor Statement

     The press release contains forward-looking information based on Terex's current expectations. Because forward-looking statements involve risks and uncertainties, actual results could differ materially. Such risks and uncertainties, many of which are beyond Terex's control, include among others:
Terex's business is highly cyclical and weak general economic conditions may affect the sales of its products and its financial results; the sensitivity of construction, infrastructure and mining activity and products produced for the military to interest rates and government spending; the ability to successfully integrate acquired businesses; the retention of key management personnel; Terex's businesses are very competitive and may be affected by pricing, product initiatives and other actions taken by competitors; the effects of changes in laws and regulations; Terex's business is international in nature and is subject to changes in exchange rates between currencies, as well as international politics; Terex's continued access to capital and ability to obtain parts and components from suppliers on a timely basis at competitive prices; the financial condition of suppliers and customers, and their continued access to capital; Terex's ability to timely manufacture and deliver products to customers; Terex's significant amount of debt and its need to comply with restrictive covenants contained in Terex's debt agreements; Terex's ability to file its periodic reports with the SEC on a timely basis; Terex's ability to ensure that all intercompany transactions will be properly recorded; compliance with applicable environmental laws and regulations; and other factors, risks, uncertainties more specifically set forth in Terex's public filings with the SEC. In addition, until the previously announced review by Terex of its accounts is concluded, no assurance can be given with respect to the financial statement adjustments, impacts and periods resulting from such review, nor can there be assurance that additional adjustments to the financial statements will not be identified. Actual events or the actual future results of Terex may differ materially from any forward looking statement due to those and other risks, uncertainties and significant factors. The forward-looking statements speak only as of the date of this release. Terex expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement included in this release to reflect any changes in Terex's expectations with regard thereto or any changes in events, conditions, or circumstances on which any such statement is based.

     Terex Corporation is a diversified global manufacturer with 2004 net sales of approximately $5 billion. Terex operates in five business segments: Terex Construction, Terex Cranes, Terex Aerial Work Platforms, Terex Materials Processing & Mining, and Terex Roadbuilding, Utility Products and Other. Terex manufactures a broad range of equipment for use in various industries, including the construction, infrastructure, quarrying, recycling, surface mining, shipping, transportation, refining, utility and maintenance industries. Terex offers a complete line of financial products and services to assist in the acquisition of Terex equipment through Terex Financial Services. More information on Terex can be found at www.terex.com.




                                Terex Corporation
           500 Post Road East, Suite 320, Westport, Connecticut 06880
          Telephone: (203) 222-7170, Fax: (203) 222-7976, www.terex.com




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